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         US Airways In Discussions Regarding Possible Debt Refinancing

         TEMPE, Ariz., March 15, 2006 - US Airways Group, Inc. (NYSE: LCC) announced that it has entered into a commitment letter with GE Commercial Finance regarding a possible debt financing transaction that would permit US Airways to refinance approximately $1.1 billion of its outstanding indebtedness. The new $1.1 billion term loan facility is expected to bear interest at LIBOR plus 3.50 percent to 3.75 percent, subject to adjustment in connection with the final loan documentation, final credit ratings and the syndication process. The term of the facility is expected to be five years with the entire principal amount of the loan payable in full at maturity. GE's commitment is subject to customary terms and conditions, including negotiation and execution of definitive loan documentation. US Airways anticipates that the refinancing transaction, which is currently targeted for completion by April 6, 2006, will permit the company to extend maturities and reduce its near-term interest expense by a significant amount. GE Capital Markets, Inc. ("GE Capital Markets"), an affiliate of GE Commercial Finance, will act as sole bookrunner for the facility. Additionally, GE Capital Markets and Morgan Stanley Senior Funding, Inc. will act as joint lead arrangers for the facility. There can be no assurance that the anticipated refinancing transaction will be completed or, if completed, what the timing or terms of such transaction will be.
         The new US Airways is the fifth largest domestic airline employing nearly 35,000 aviation professionals. US Airways, US Airways Shuttle and US Airways Express operate approximately 3,700 flights per day and serve more than 230 communities in the U.S., Canada, Europe, the Caribbean and Latin America. This press release and additional information on US Airways can be found at www.usairways.com or www.americawest.com.
         US Airways is a member of the Star Alliance, which was established in 1997 as the first truly global airline alliance to offer customers worldwide reach and a smooth travel experience. Star Alliance was voted Best Airline Alliance by Skytrax in 2003 and 2005. The members are Air Canada, Air New Zealand, ANA, Asiana Airlines, Austrian, bmi, LOT Polish Airlines, Lufthansa, Scandinavian Airlines, Singapore Airlines, Spanair, TAP Portugal, THAI, United, US Airways and VARIG Brazilian Airlines. South African Airways and SWISS will be integrated during the first half of 2006. Regional member carriers Adria Airways (Slovenia), Blue1 (Finland) and Croatia Airlines enhance the global network. Overall, Star Alliance offers more than 15,000 daily flights to 790 destinations in 138 countries.

Forward-Looking Statements

Certain of the statements contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should," and "continue" and similar terms used in connection with statements regarding the outlook of US Airways Group, Inc. (the "Company"), expected fuel costs, the revenue and pricing environment, and expected financial performance. Such statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties that could cause the Company's actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the ability of the Company to obtain and maintain any necessary financing for operations and other purposes (including compliance with financial covenants); the ability of the Company to maintain adequate liquidity; the impact of changes in fuel prices; the impact of economic conditions; changes in prevailing interest rates; the ability to attract and retain qualified personnel; the ability of the Company to attract and retain customers; the ability of the Company to obtain and maintain commercially reasonable terms with vendors and service providers; the cyclical nature of the airline industry; competitive practices in the industry, including significant fare restructuring activities by major airlines; labor costs; security-related and insurance costs; weather conditions; government legislation and regulation; relations with unionized employees generally and the impact and outcome of the labor negotiations; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks or other global events; the impact of the resolution of remaining claims in US Airways Group's Chapter 11 proceedings; the ability of the Company to fund and execute its business plan following the Chapter 11 proceedings and the merger; and other risks and uncertainties listed from time to time in the companies' reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled "Risk Factors" in the Company's annual report on Form 10-K for the year ended December 31, 2005 and in the filings of the Company with the SEC, which are available at www.usairways.com and www.americawest.com.